Exhibit 99.1

Coliseum Acquisition Corp. Announces

Second Extension of Deadline to Complete Initial Business Combination

New York, NY, July 27, 2023 -- Coliseum Acquisition Corp. (NASDAQ: MITAU, MITA, MITAW) (“Coliseum” or the “Company”), announced today that on July 25, 2023 its board of directors (the “Board”) decided to extend the date by which the Company must consummate an initial business combination (the “Deadline Date”) from July 25, 2023 for an additional month, to August 25, 2023. This is the second of twelve potential one-month extensions of the Deadline Date available to the Company pursuant to its Amended and Restated Memorandum and Articles of Association. Coliseum further announced that Berto LLC, an affiliate of Harry L. You, deposited $100,000 into Coliseum’s trust account in connection with this extension.

About Coliseum Acquisition Corp.

Coliseum is a blank check company incorporated on February 5, 2021, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. For more information, please visit https://www.coliseumacq.com/.

Contacts

Oanh Truong

Chief Financial Officer

(714) 622-8733